UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2024

ORION OFFICE REIT INC.
(Exact name of Registrant as specified in its charter)

Maryland	001-40873	87-1656425
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2398 E. Camelback Road, Suite 1060
Phoenix,	AZ	85016
(Address of principal executive offices, including zip code)

(602)	698-1002
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:
Title of each class:		Trading symbol(s):	Name of each exchange on which registered:
Common Stock	$0.001 par value per share	ONL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01. Other Events.
On November 27, 2024, Orion Office REIT Inc. (the “Company”) provided certain updates with respect to the Company’s unconsolidated joint venture with an affiliate of Arch Street Capital Partners, LLC (the “Arch Street Joint Venture”) and the non-recourse mortgage notes associated with the Arch Street Joint Venture. The mortgage notes were scheduled to mature on November 27, 2024 with two successive one-year options to extend the maturity until November 27, 2026. On November 22, 2024, the Arch Street Joint Venture repaid $3.4 million of principal on the mortgage notes to satisfy the 60% maximum loan-to-value extension condition and effected the first loan extension option, which extended the maturity date of the mortgage notes 12 months to November 27, 2025. The mortgage notes have a variable interest rate and during the 12-month extension term the spread on a SOFR (the secured overnight financing rate as administered by the Federal Reserve Bank of New York) loan will increase to 2.60% per annum (from 1.60% per annum). The Arch Street Joint Venture has entered into an interest rate cap agreement that caps the SOFR rate at 5.50% per annum during the 12-month extension term.
The Company provided a member loan to the Arch Street Joint Venture of $1.4 million in connection with the partial repayment of the Arch Street Joint Venture mortgage notes to satisfy the maximum loan-to-value extension condition. The member loan bears interest at 15% per annum and is non-recourse and unsecured, structurally subordinate to the Arch Street Joint Venture mortgage notes, and interest and principal is payable solely out of excess cash from the joint venture after payment of property operating expenses, interest and principal on the Arch Street Joint Venture mortgage notes and other joint venture expenses, which excess cash will be distributed monthly to the Company to pay interest and principal on the member loan. The Company also committed to make an additional member loan of up to $13.5 million to fund estimated leasing costs related to a lease extension that is under negotiation for one of the properties in the Arch Street Joint Venture portfolio.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION OFFICE REIT INC.

By:	/s/ Gavin B. Brandon
Name:	Gavin B. Brandon
Title:	Chief Financial Officer, Executive Vice President and Treasurer

Date: November 27, 2024